UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BlackRock Muni New York Intermediate Duration Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Audio Transcript

The following is a transcript of a voicemail message from Board Members of BlackRock Muni New York Intermediate Duration Fund, Inc. (“MNE” or the “Fund”), John Perlowski or Robert Fairbairn, to shareholders of the Fund.

“Hello, this is [John Perlowski] / [Rob Fairbairn], a Board member of BlackRock Muni New York Intermediate Duration Fund calling about the Annual Meeting of Shareholders on Thursday July 18th. As a valued stakeholder, we are seeking your support in electing board nominees on the WHITE proxy card. Your current Board of Directors is highly qualified and diverse. Election of nominees listed on the WHITE proxy card is in the best interests of all shareholders.

Please discard any GOLD proxy card you receive from Saba. Their nomination has been determined to be invalid by your Fund’s Board. Any votes cast for Saba’s nominees on the GOLD proxy card will NOT be counted.

Thank you for your continued support.”